Exhibit 99.1

iCAD Reports Financial Results for First Quarter Ended March 31, 2024

NASHUA, N.H. – May 15, 2024 – iCAD, Inc. (NASDAQ: ICAD) a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered breast health solutions, today reported its financial and operating results for the three months ended March 31, 2024.

First Quarter 2024 Highlights (Year over Year Performance):

●	Total ARR was $9.0 million, up 10%
●	Total revenues were $5.0 million, up 14%
●	Gross profit margin % was 83%, up from 82%
●	GAAP Net loss from continuing operations ($1.2) million, improvement from ($3.1 million)
●	Operating cash flow was ($1.2) million, improvement from ($1.5) million

“Over the past year, we have demonstrated strong execution of our three-phased transformation plan that has positioned iCAD for growth and created a platform to drive additional shareholder value,” said Dana Brown, President and CEO of iCAD, Inc. “Phases 1 and 2 of our transformation plan focused on realigning the company’s base and strengthening its foundation. These efforts stabilized cash burn, fortified leadership, increased cash on hand and repositioned iCAD for growth in 2024 and beyond. Phase 3, “Investing in Growth,” commenced this quarter with a focus on expanding into key accounts and new markets. We are seeing the early signs of success from our key growth initiatives that included targeted lead generation programs, a revamped commercial model, strategic additions to the sales team, and new enhancements to our ProFound Breast Health Suite including release of ProFound Cloud.”

Three Months Ended March 31, 2024 Financial Results

Total revenue for the first quarter of 2024 was $5.0 million, an increase of $0.6 million, or 14%, as compared to the first quarter of 2023.

(in 000’s)	Three months ended March 31,
	2024	2023	$ Change	% Change
Product revenue	$3,102	$2,460	$642	26.1%
Service and supplies revenue	1,852	1,874	(22)	-1.2%
Total revenue	$4,954	$4,334	$620	14.3%

Gross Profit: Gross profit for the first quarter of 2024 was $4.1 million, or 83% of revenue, as compared to $3.5 million, or 82% of revenue, in the first quarter of 2023.

Operating Expenses: Total operating expenses for the first quarter of 2024 were $5.6 million, an 18% decrease from $6.8 million in the first quarter of 2023.

GAAP Net Loss from continuing operations: Net loss from continuing operations for the first quarter of 2024 was ($1.2) million, or ($0.05) per diluted share, as compared to a net loss of ($3.1) million, or ($0.12) per diluted share, for the first quarter of 2023.

Non-GAAP Adjusted Net Loss from continuing operations: Non-GAAP Adjusted Net Loss from continuing operations, a non-GAAP financial measure as defined below, for the first quarter of 2024 was ($1.2) million, or ($0.05) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($2.9) million, or ($0.12) per diluted share, for the first quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended March 31, 2024 and 2023, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first quarter of 2024 was a loss of ($1.1) million compared to a loss of $(2.4) million in the first quarter of 2023. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2024 and 2023, respectively.

Cash and cash equivalents:  Cash and cash equivalents were $20.3 million as of March 31, 2024.  iCAD believes it has sufficient cash resources to fund its planned operations with no need to raise additional funding.

Conference Call:

A conference call will be held today, Wednesday, May 15, 2024 at 8:30 AM ET.

Domestic:                  877-545-0523

International:           973-528-0016

Access Code:            730845

Webcast:                                   https://www.webcaster4.com/Webcast/Page/2879/50453

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com

About iCAD, Inc.

iCAD, Inc. (NASDAQ: ICAD) is a global leader on a mission to create a world where cancer can’t hide by providing clinically proven AI-powered solutions that enable medical providers to accurately and reliably detect cancer earlier and improve patient outcomes. Headquartered in Nashua, N.H., iCAD’s industry-leading ProFound Breast Health Suite provides AI-powered mammography analysis for breast cancer detection, density assessment and risk evaluation. Used by thousands of providers serving millions of patients, ProFound is available in over 50 countries. In the last five years alone, iCAD estimates reading more than 40 million mammograms worldwide, with nearly 30% being tomosynthesis.  For more information, including the latest in regulatory clearances, please visit www.icadmed.com.

Forward-Looking Statements

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expansion of access to the Company’s products, improvement of performance, acceleration of adoption, expected benefits of ProFound AI®, the benefits of the Company’s products, and future prospects for the Company’s technology platforms and products. Such forward-looking statements involve a number of known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, the willingness of patients to undergo mammography screening in light of risks of potential exposure to Covid-19, whether mammography screening will be treated as an essential procedure, whether ProFound AI will improve reading efficiency, improve specificity and sensitivity, reduce false positives and otherwise prove to be more beneficial for patients and clinicians, the impact of supply and manufacturing constraints or difficulties on our ability to fulfill our orders, uncertainty of future sales levels, to defend itself in litigation matters, protection of patents and other proprietary rights, product market acceptance, possible technological obsolescence of products, increased competition, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

CONTACTS

Media inquiries: pr@icadmed.com

Investor Inquiries: ir@icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except for share data)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$20,284	$21,670
Trade accounts receivable, net of allowance for credit losses of $298 and $277 as of March 31, 2024 and December 31, 2023, respectively	6,515	6,392
Inventory, net	750	917
Prepaid expenses and other current assets	1,495	699
Total current assets	$29,044	$29,678
Property and equipment, net of accumulated depreciation of $1,136 and $1,045 as of March 31, 2024 and December 31, 2023, respectively	1,938	1,823
Operating lease assets	522	461
Other assets	299	849
Intangible assets, net of accumulated amortization of $8,500 and $8,488 as of March 31, 2024 and December 31, 2023, respectively	136	148
Goodwill	8,362	8,362
Deferred tax assets	94	97
Total assets	$40,395	$41,418
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$635	$712
Accrued and other expenses	1,755	2,448
Lease payable—current portion	216	188
Deferred revenue—current portion	3,554	3,400
Total current liabilities	6,160	6,748
Lease payable, net of current	306	273
Deferred revenue, net of current	1,462	974
Deferred tax	7	6
Total liabilities	7,935	8,001
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—

Common stock, $0.01 par value: authorized 60,000,000 shares; issued 26,540,030 as of both March 31, 2024 and December 31, 2023, respectively; outstanding 26,354,199 as of both March 31, 2024 and December 31, 2023, respectively.	265	265
Additional paid-in capital	306,515	306,250
Accumulated deficit	(272,905)	(271,683)
Treasury stock at cost, 185,831 shares as of both March 31, 2024 and December 31, 2023	(1,415)	(1,415)
Total stockholders’ equity	32,460	33,417
Total liabilities and stockholders’ equity	$40,395	$41,418

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Products	$3,102	$2,460
Services	1,852	1,874
Total revenue	4,954	4,334
Cost of revenue:
Products	480	425
Services	321	345
Amortization and depreciation	40	21
Total cost of revenue	841	791
Gross profit	4,113	3,543
Operating expenses:
Engineering and product development	1,507	1,516
Marketing and sales	2,082	2,360
General and administrative	1,902	2,853
Amortization and depreciation	63	54
Total operating expenses	5,554	6,783
Loss from operations	(1,441)	(3,240)
Other income/ (expense):
Interest expense	—	—
Interest income	203	151
Other income (expense), net	20	3
Other income (expense), net	223	154
Loss before provision for income taxes	(1,218)	(3,086)
Provision for income taxes	(4)	(5)
Loss from continuing operations	(1,222)	(3,091)
Income (loss) from discontinued operations	—	(687)
Net loss and comprehensive loss	$(1,222)	$(3,778)
Net loss per share:
Loss from continuing operations, basic and diluted	$(0.05)	$(0.12)
Loss from discontinued operations, basic and diluted	$-	$(0.03)
Net loss per share, basic and diluted	$(0.05)	$(0.15)
Weighted average number of shares used in computing loss per share:	26,354	25,261

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Three Months ended
	March 31,
	2024	2023
Cash flow from operating activities:
Net loss	$(1,222)	$(3,778)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	12	46
Depreciation	91	78
Non-cash lease expense	60	161
Bad debt provision	21	—
Stock-based compensation	265	586
Deferred tax	1	5
Changes in operating assets and liabilities:
Accounts receivable	(144)	1,517
Inventory	167	523
Prepaid and other assets	(246)	363
Accounts payable	(77)	(120)
Accrued and other expenses	(693)	(468)
Lease liabilities	(60)	(177)
Deferred revenue	642	(264)
Total adjustments	42	2,250
Net cash used for operating activities	(1,180)	(1,528)
Cash flow from investing activities:
Additions to property and equipment	(106)	(122)
Capitalization of internal-use software	(100)	—
Net cash used for investing activities	(206)	(122)
(Decrease) increase in cash and cash equivalents	(1,386)	(1,650)
Cash and cash equivalents, beginning of period	21,670	21,313
Cash and cash equivalents, end of period	$20,284	$19,663
Supplemental disclosure of cash flow information:
Interest paid	$—	$—
Amendment to right-of-use assets obtained in exchange for operating lease liabilities	$121	$—

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures and Definitions

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance and Furlough: The Company has incurred severance and furlough expenses in connection with restructuring and in connection with the separation of its former CEO.  The Company excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items can vary significantly and do not reflect expected future operating expenses. In addition, management believes that such items do not have a direct correlation to future business operations.

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as loss on extinguishment of debt, significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Definitions

Starting in the third quarter of 2023, the Company began reporting Annual Recurring Revenue (“ARR”) with each quarterly earnings announcement.  The Company’s management believes this is a useful metric for purposes of assessing progress in transitioning to a subscription-based business model.  ARR should be viewed independently of revenue and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start dates, end dates, cancellations, and renewal rates. Subscription ARR is not intended to be a replacement for forecasts of revenue.  The following are the variations of ARR the Company intends to present:

1.	Total ARR (T-ARR) represents the annualized value of subscription license, maintenance contracts and active cloud services at the end of a reporting period.
2.	Maintenance Services ARR (M-ARR) represents the annualized value of active perpetual license maintenance service contracts at the end of the reporting period.
3.	Subscription ARR (S-ARR) represents the annualized value of active subscription or term licenses at the end of a reporting period.
4.	Cloud ARR (C-ARR) represents the annualized value of active cloud services contracts at the end of a reporting period.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2024	2023
GAAP Net Loss from continuing operations	$(1,222)	$(3,091)
Interest expense	—	—
Interest income	(203)	(151)
Other expense	(20)	(3)
Stock compensation	265	586
Depreciation & amortization	103	75
Severance and Furlough	—	172
Tax expense	4	5
Non-GAAP Adjusted EBITDA	$(1,073)	$(2,407)

	Three Months Ended March 31,
	2024	2023
GAAP Net Loss from continuing operations	$(1,222)	$(3,091)
Adjustments to Net Loss:
Severance and Furlough	—	172
Non-GAAP Adjusted Net Loss from continuing operations	$(1,222)	$(2,919)
Net Loss per share from continuing operations —basic and diluted
GAAP Loss from continuing operations, basic and diluted	$(0.05)	$(0.12)
Adjustments to Net Loss (as detailed above)	—	0.01
Non-GAAP Adjusted Loss per share from continuing operations	$(0.05)	$(0.12)